Exhibit 10.1

BARCLAYS CAPITAL

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Tel +44 (0)20 7623 2323

To:	ARAMARK IRELAND HOLDINGS LIMITED (the Company)

c/o Christopher S. Holland

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

USA

14 December, 2004

Dear Sirs,

£150,000,000 credit agreement dated 21st June, 2004 (and as amended by an amendment agreement dated 21 September 2004) (the “Agreement”) between (among others) the Company and Barclays Bank PLC as facility agent (the “Facility Agent”)

1.	Background

(a)	This letter is supplemental to and amends the Agreement.

(b)	Pursuant to clause 29 (Amendments and waivers) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.	Interpretation

(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter, except as otherwise defined in this letter.

(b)	The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement in clause 1.2 (Construction) are to be construed as references to this letter.

(c)	Effective Date means the date on which the Facility Agent receives a copy of this letter countersigned on behalf of the Company or such other date as the Company and the Facility Agent agree (both acting reasonably).

3.	Amendments

The Agreement will be amended from the Effective Date as follows:

(a)	The following definitions shall be added to Clause 1.1 (Definitions):

“Derivatives Agreement” means any agreement evidencing Lender Derivatives Obligations.

Barclays Capital - the Investment banking division of Barclays Bank PLC. Registered in England 1026167.

“Lender Derivatives Obligations” means any Derivatives Obligations of any Borrower owing to any Person that was a Lender or an Affiliate of a Lender on the trade date for any such Derivatives Obligations or any assignee of such Person.

(b)	The following words shall be inserted at the end of paragraph (a) in Clause 18.1 (Guarantee and indemnity) after the words “Finance Documents”:

“and guarantees to the Lenders punctual payment of any Lender Derivatives Obligations”;

(c)	The following words shall be inserted in paragraph (b) in Clause 18.1 (Guarantee and indemnity) after the words “Finance Document”:

“or any Derivatives Agreement”;

(d)	The following words shall be inserted in Clause 18.2 (Continuing guarantee) after the word “Documents”:

“and any Derivatives Agreement”;

(e)	The following words shall be inserted in paragraph (f) in Clause 18.4 (Waiver of defenses) after the words “Finance Document”:

“or any Derivatives Agreement”;

(f)	The following words shall be inserted in paragraph (g) in Clause 18.4 (Waiver of defenses) after the words “Finance Document”:

“or any Derivatives Agreement”;

(g)	The following words shall be inserted in Clause 18.6 (Appropriations) after the words “Finance Documents”:

“or any Derivatives Agreement”;

(h)	The following words shall be inserted in paragraph (a) in Clause 18.7 (Non-competition) after the words “Finance Documents”:

“or any Derivatives Agreement”;

(i)	The following words shall be inserted in paragraph (a) in Clause 18.8 (Release of Guarantors’ right of contribution) after the words “Finance Documents”:

“or any Derivatives Agreement”;

(j)	The following words shall be inserted at the end of sub-paragraph (i) of paragraph (a) in Clause 18.11 (Consideration and enforceability with respect to the U.S. Guarantors) after the word “Agreement”:

“and as a result of any transactions contemplated by any Derivatives Agreements”;

(k)	The following words shall be inserted in sub-paragraph (ii) of paragraph (a) in Clause 18.11 (Consideration and enforceability with respect to the U.S. Guarantors) after the words “Finance Documents”:

“and any Derivatives Agreements”;

4.	Representations

The Company confirms to each Finance Party that on the date of this letter and on the Effective Date the Repeating Representations:

(a)	are true; and

(b)	would also be true if references to the Agreement are construed as references to the Agreement as amended by this letter.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.	Miscellaneous

(a)	This letter is a Finance Document.

(b)	Subject to the terms of this letter, the Agreement will remain in full force and effect and the Agreement and this letter will be read and construed as one document.

6.	Governing law

This letter is governed by English law.

/s/ Ola Busari
For
BARCLAYS BANK PLC
as Facility Agent for itself and on behalf of the Majority Lenders

We agree with the terms of this letter.

/s/ Christopher Holland	/s/ January 4, 2004
For
ARAMARK IRELAND HOLDINGS LIMITED
as the Company for itself and on behalf of the Obligors

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